Exhibit 8

Joint Filing Agreement

We, the undersigned, hereby agree that the Statement on Schedule 13D to which this Agreement is an exhibit, which is being filed in connection with the securities of Alliance HealthCare Services, Inc., and any amendment thereafter signed by each of the undersigned, shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: April 11, 2017

Tahoe Investment Group Co., Ltd.

By:	/s/ Qisen Huang
Name:	Qisen Huang
Title:	Chairman

THAIHOT Investment (Hong Kong) Company Limited

By:	/s/ Qisen Huang
Name:	Qisen Huang
Title:	Director

THAIHOT Investment Company Limited

By:	/s/ Qisen Huang
Name:	Qisen Huang
Title:	Director

Qisen Huang

By:	/s/ Qisen Huang